UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007 (January 30, 2007)

SEITEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-14488	76-0025431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10811 S. Westview Circle Drive Building C, Suite 100 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

(713) 881-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2007, Seitel, Inc. (“Seitel”), in connection with its previously announced tender offer and consent solicitation with respect to its outstanding 11.75% Senior Notes due 2011 (the “Notes”), entered into a supplemental indenture, dated as of January 31, 2007, by and among Seitel, the subsidiary guarantors party thereto, and LaSalle Bank National Association, as trustee (the “Supplemental Indenture”), supplementing that certain indenture dated as of July 2, 2004 with respect to the Notes (the “Indenture”).

The Supplemental Indenture effects certain amendments to the Indenture proposed in connection with the tender offer and consent solicitation, which amendments will eliminate substantially all of the restrictive covenants and certain events of default that are triggered or implicated by the previously announced merger between Seitel Acquisition Corp. (the “Purchaser”) and Seitel (the “Merger”) and the transactions contemplated by the Merger Agreement between Seitel Holdings, LLC, the Purchaser and Seitel dated as of October 31, 2006 (the “Merger Agreement”). The amendments will not become operative unless and until the Notes tendered in the tender offer and consent solicitation are accepted for purchase and payment pursuant to the terms of the tender offer and consent solicitation. Consummation of the tender offer and consent solicitation and payment of the related consideration are subject to the satisfaction or waiver of various conditions, including the consummation of the Merger and the transactions contemplated by the Merger Agreement, which are subject to the satisfaction or waiver of all the conditions precedent thereto contained in the Merger Agreement.

A copy of the Supplemental Indenture, attached hereto as Exhibit 4.1, is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 30, 2007, Seitel issued a press release announcing the receipt of the requisite consents in connection with the tender offer and consent solicitation. On January 31, 2007, Seitel issued a press release announcing the pricing terms of the tender offer and consent solicitation. A copy of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act. By furnishing this information, we make no admission as to the materiality of any information in this report.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 4.1	Supplemental Indenture, dated as of January 31, 2007, by and among Seitel, Inc., the subsidiary guarantors party thereto, and LaSalle Bank National Association, as trustee

Exhibit 99.1	Press release dated January 30, 2007

Exhibit 99.2	Press release dated January 31, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2007	SEITEL, INC.

	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of January 31, 2007, by and among Seitel, Inc., the subsidiary guarantors party thereto, and LaSalle Bank National Association, as trustee

99.1	Press release dated January 30, 2007

99.2	Press release dated January 31, 2007

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